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                                                                      EXHIBIT 11

                                  GBC BANCORP
                       Computation of Per Share Earnings
                     with Common Stock Options Outstanding
                            (Treasury Stock Method)
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
                                                   1997                               1996                             1995

                                         Basic          Diluted            Basic          Diluted            Basic        Diluted
Average Shares Outstanding
     Common Stock                       6,866,000       6,866,000          6,722,000      6,722,000         6,663,000     6,663,000

Common Stock Equivalents
     Stock Options                              -         357,000                  -        279,000                 -         1,000

Assumed Repurchase of
     Treasury Shares                            -        (150,000)                 -       (118,000)                -             -

Average Common and Common
     Equivalent Shares Outstanding      6,866,000       7,073,000          6,722,000      6,883,000         6,663,000     6,664,000

Income before
     Extraordinary Item               $26,434,000     $26,434,000        $19,037,000    $19,037,000        $7,649,000    $7,649,000
Extraordinary Item                    $  (488,000)    $  (488,000)       $         -    $         -        $        -    $        -
Net Income                            $25,946,000     $25,946,000        $19,037,000    $19,037,000        $7,649,000    $7,649,000

Earnings Per Share:
     Income before Extraordinary Item $      3.85     $      3.74        $      2.83    $      2.77        $     1.15    $     1.15
     Extraordinary Item               $     (0.07)    $     (0.07)       $         -    $         -        $        -    $        -
     Net Income                       $      3.78     $      3.67        $      2.83    $      2.77        $     1.15    $     1.15
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